UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012 (February 29, 2012)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Blackstone Exchange Agreement

On February 29, 2012, BankUnited, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with funds affiliated with The Blackstone Group (collectively, the “Blackstone Funds”) pursuant to which the Blackstone Funds exchanged (the “Blackstone Exchange”) 5,415,794 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) held by the Blackstone Funds for 5,415,794 shares of a newly created series of preferred stock, par value $0.01 per share, of the Company designated “Series A Nonvoting Convertible Preferred Stock” (the “Series A Preferred Stock”).  Other than the Blackstone Funds, no shareholder of the Company was issued shares of Series A Preferred Stock.

As a result of the Blackstone Exchange, the Blackstone Funds’ aggregate voting interest in the Company was reduced to approximately 9% of the total voting power of the Company.  Including the 5,415,794 shares of Series A Preferred Stock in the aggregate issued to the Blackstone Funds in the Blackstone Exchange, the Blackstone Funds continue to collectively hold approximately 14% of the total equity of the Company.

Terms of the Series A Preferred Stock

The designation, preferences and rights of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware on February 29, 2012.   The Board of Directors of the Company authorized a total of 5,416,000 shares of Series A Preferred Stock for issuance.

The Series A Preferred Stock ranks on parity with the Common Stock with respect to dividends.  If a cash dividend is declared on the Common Stock, holders of Series A Preferred Stock are entitled to receive the same per share cash dividend as the holders of Common Stock.  The Series A Preferred Stock has a liquidation preference per share equal to the greater of (i) $0.01 and (ii) the amount that one share of Common Stock would receive in a liquidation event.

Holders of Series A Preferred Stock do not have any voting rights other than the right to vote on (i) any amendment, alteration or repeal of provisions in the Company’s governing documents that would adversely affect the rights or preferences of the Series A Preferred Stock and (ii) the consummation of a reorganization event where the Series A Preferred Stock is not converted or otherwise treated according to its terms.

The Blackstone Funds can voluntarily convert, or the Company can request that the Blackstone Funds convert, shares of Series A Preferred Stock into Common Stock on a one-for-one basis as long as the Blackstone Funds collectively hold no more than 9.99% of the voting securities of the Company after giving effect to such conversion, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by the Blackstone Funds of Common Stock.

If the Blackstone Funds transfer any shares of Series A Preferred Stock to a non-affiliate in a transfer permitted under the following paragraph, the transferred shares of Series A Preferred Stock will automatically convert into shares of Common Stock on a one-for-one basis in the hands of such non-affiliate.

The Blackstone Funds cannot sell, transfer or otherwise dispose of any shares of Series A Preferred Stock except (i) to an affiliate of The Blackstone Group or to the Company, (ii) in a widespread public distribution of Common Stock or Series A Preferred Stock, (iii) in a transfer in which no transferee or group of transferees would receive 2% or more of any class of the Company’s voting securities, or (iv) to a transferee that would control more than a majority of the Company’s voting securities (not including voting securities such person is acquiring from the transferor).

In the event of a merger or other transaction where holders of Common Stock have their shares converted into cash, securities or other property, the Series A Preferred Stock will automatically convert into the securities, cash or property that the holders of Common Stock would receive in such transaction, subject to certain limitations specified in the Certificate of Designation.  If the Company makes an offer to repurchase, or a tender offer for, shares of Common Stock, it must also make a similar offer to holders of the Series A Preferred Stock.

The Series A Preferred Stock is not redeemable.

Amended and Restated Director Nomination Agreement

As previously disclosed, the Company is a party to that certain Director Nomination Agreement, by and among the Company, John Kanas, the Company’s Chairman and Chief Executive Officer, affiliates of The Blackstone Group, affiliates of the Carlyle Group, affiliates of Centerbridge Partners LP and affiliates of WL Ross & Co. LLC (the “Director Nomination Agreement”), pursuant to which the shareholders party to such agreement were granted the right to nominate individuals to the Company’s Board of Directors.  In connection with the Blackstone Exchange, on February 29, 2012, the Company and the shareholders party thereto amended and restated the Director Nomination Agreement (the “A&R Director Nomination Agreement”) in order to provide for the recognition of the Series A Preferred Stock held by the Blackstone Funds with respect to certain ownership thresholds for the existence of the rights provided by such agreement.

Amendment No. 1 to Registration Rights Agreement

As previously disclosed, the Company is a party to that certain Registration Rights Agreement, by and among the Company and the shareholders of the Company party thereto (the “Registration Rights Agreement”), pursuant to which certain shareholders of the Company (including the Blackstone Funds) were granted registration rights with respect to the Common Stock.  In connection with the Blackstone Exchange, on February 29, 2012, the Company and certain of the shareholders party thereto entered into an amendment to the Registration Rights Agreement (“Amendment No. 1 to Registration Rights Agreement”) in order to provide the Blackstone Funds with substantially the same rights under the Registration Rights Agreement, as amended, with respect to the Series A Preferred Stock as the Blackstone Funds currently have with respect to the Common Stock (other than the right to list the Common Stock on a U.S. securities exchange).

The foregoing description of the Exchange Agreement, the A&R Director Nomination Agreement, Amendment No. 1 to Registration Rights Agreement and the Certificate of Designation is a summary and does not purport to be a complete description of the terms of such documents. The foregoing description is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, the A&R Director Nomination Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, Amendment No. 1 to Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein, and the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the headings “Blackstone Exchange Agreement” and “Terms of the Series A Preferred Stock” is incorporated by reference herein.

The shares of Series A Preferred Stock issued in the Blackstone Exchange were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Effective February 29, 2012, pursuant to the terms of the Merger Agreement, dated as of June 2, 2011, by and between the Company and Herald National Bank (“Herald”), as amended (the “Merger Agreement”), a wholly-owned national banking subsidiary of the Company merged with and into Herald, with Herald continuing as the surviving bank and a wholly-owned subsidiary of the Company (the “Merger”).  Upon the consummation of the merger (the “Effective Time”), the Company entered into a Supplemental Warrant Agreement with Herald (the “Supplemental Warrant Agreement”) pursuant to which the Company accepted all of Herald’s rights and assumed all of Herald’s obligations under the Stock Warrant Agreement, dated as of November 24, 2008, by Herald in favor of the parties listed on Exhibit A thereto (the “Herald Warrant Agreement”).  Warrants to purchase a total of 1,834,160 shares of Herald common stock, par value $1.00 per share, at an exercise price of approximately $9.47 per share were outstanding prior to the Effective Time.  Pursuant to the Supplemental Warrant Agreement, each warrant issued pursuant to the Herald Warrant Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Herald Warrant Agreement immediately prior to the Effective Time, except that upon exercise a warrant holder will receive approximately 0.08 shares of Common Stock and $1.73 in cash for each share of Herald common stock that the holder would have been entitled to receive upon exercise prior to the Effective Time.

The foregoing description of the Herald Warrant Agreement and the Supplemental Warrant Agreement does not purport to be a complete description of the terms of such documents. The foregoing description is qualified in its entirety by reference to the Herald Warrant Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein, and the Supplemental Warrant Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03              Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above under the heading “Terms of the Series A Preferred Stock” is incorporated by reference herein.

Item 5.03              Amendments to Articles of Incorporation or Bylaws.

The information set forth in Item 1.01 above under the heading “Terms of the Series A Preferred Stock” is incorporated by reference herein.

Item 8.01              Other Events.

On February 29, 2012, the Company issued a press release announcing that it has completed its acquisition of Herald, that BankUnited, a wholly-owned subsidiary of the Company, has converted its charter from a thrift to a national bank now named BankUnited, National Association, and that in connection with the foregoing, the Company has become a bank holding company.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1

Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock of BankUnited, Inc., dated February 29, 2012 (incorporated herein by reference to Exhibit 3.3 of BankUnited, Inc.’s Registration Statement on Form S-8 filed February 29, 2012)

10.1

Exchange Agreement, dated as of February 29, 2012, by and among the Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., and Blackstone Participation Partnership V, L.P.

10.2	Amended and Restated Director Nomination Agreement, dated as of February 29, 2012, by and among the Company and the shareholders of the Company party thereto
10.3	Amendment No. 1 to Registration Rights Agreement, dated as of February 29, 2012, by and among the Company and the shareholders of the Company party thereto
10.4	Stock Warrant Agreement, dated as of November 24, 2008, by Herald in favor of the parties listed on Exhibit A thereto
10.5	Supplemental Warrant Agreement, dated as of February 29, 2012, by and between the Company and Herald
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2012	BANKUNITED, INC.

/s/ Douglas J. Pauls
Name: Douglas J. Pauls
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1

Certificate of Designation, Preferences and Rights of Series A Nonvoting Convertible Preferred Stock of BankUnited, Inc., dated February 29, 2012 (incorporated herein by reference to Exhibit 3.3 of BankUnited, Inc.’s Registration Statement on Form S-8 filed February 29, 2012)

10.1

Exchange Agreement, dated as of February 29, 2012, by and among the Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., and Blackstone Participation Partnership V, L.P.

10.2	Amended and Restated Director Nomination Agreement, dated as of February 29, 2012, by and among the Company and the shareholders of the Company party thereto
10.3	Amendment No. 1 to Registration Rights Agreement, dated as of February 29, 2012, by and among the Company and the shareholders of the Company party thereto
10.4	Stock Warrant Agreement, dated as of November 24, 2008, by Herald in favor of the parties listed on Exhibit A thereto
10.5	Supplemental Warrant Agreement, dated as of February 29, 2012, by and between the Company and Herald
99.1	Press Release